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Exhibit 4.7


                                WARRANT AGREEMENT

         Agreement made as of September 19, 2000, between Enterprises Solutions, Inc., a Nevada corporation, with offices at 140 Wood Road, Suite 200, Braintree, Massachusetts 02184 (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, with an office at 59 Maiden Lane, New York, New York, 10038 (herein called "Warrant Agent").

         WHEREAS, the Company has issued and delivered up 1,800,000 Common Stock Purchase Warrants (the "Warrants") evidencing the right of the holders thereof to purchase an aggregate of 1,800,000 shares of common stock, $.001 par value per share, of the Company ("Common Stock"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.       Warrants.

2.1. Term of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or


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bear the facsimile signature of, the Chairman or President and Secretary or
Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to be Chairman or President and Secretary or Assistant Secretary of the Company before such Warrant is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

         2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

         2.3 Agents for Countersignature. The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:

         a. if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided or

         b.       if the Company instructs the Warrants Agent to do so.

         2.4      Registration.

                  2.4.1. Warrant Register. The Warrant Agent shall maintain books ("Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

                  2.4.2 Registered Holder. Prior to due presentment or registration of transfer of any Warrant the Company and the Warrant Agent may demand treat the person in whose name such Warrant shall be registered upon the Warrant Register ("registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing of the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.       Terms and Exercise of Warants

         3.1. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered owner thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company one share of Common Stock for $2.00 per whole share, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.


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         3.2 Duration of Warrants. A Warrant may be exercised only during the period (the "Exercise Period") commencing on July 20, 1999, and terminating at 5:00 p.m., New York time, on June 20, 2003 (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company has the right, in its sole discretion, to extend the expiration date of the Warrants on five business days' prior written notice to be holders of the Warrants.

         3.3      Exercise of Warrants.

                  3.3.1 Payment. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan; City and State of New York, with the purchase form, as set forth in the Warrant and in substantially the form of Exhibit A hereto, duly executed, and by paying full, in lawful money of the United States, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. Upon exercise of any Warrant, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or its Agent, as the Company may direct in writing.

                  3.3.2 Issuance of Certificates. As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933 with respect to the securities is effective or, in the opinion of counsel to the Company, an exemption from such registration is available. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

                  3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

                  3.3.4 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the registered holder of record of such shares on the date on which the Warrant was surrendered, and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.


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4.       Adjustments.

         4.1. Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

         4.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or classification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant price shall be correspondingly increased.

         4.3 Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made where the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, classification, consolidation, merger, or sale not taken place and in such event appropriate provisions shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

         4.4. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a


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Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, or 4.3, then, in any such event, the Company shall give written notice in the manner set forth above on the record date for such event, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance of shares. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         4.5. No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows: (i) if the Common Stock is listed for trading on the Nasdaq National Market, Nasdaq Small Cap market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or (ii) the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant, or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4.6. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.       Transfer and Exchange of Warrants.

         5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the


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Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         5.2. Procedure for Surrender of Warrants. Warrants may be surrended to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrant so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

         5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange that will result in the issuance of a Warrant for a fraction of a Warrant.

         5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

         5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.       Other Provisions Relating to Rights of Holders of Warrants.

         6.1. Vote Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights or rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof, issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.


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         6.3. Reservation of Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.       Concerning the Warrant Agent and Other Matters.

         7.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         7.2.     Resignation, Consolidation, or Merger of Warrant Agent.

                  7.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed may resign its duties and be discharged from all further duties and liabilities (other than those incurred prior to such resignation or discharge) hereunder after giving sixty (60) days' notice. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation of incapacity by the Warrant Agent, then the holder of any Warrant may apply to the Supreme Court of the State of new York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such law to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder, and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

                  7.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock no later than the effective date of any such appointment.

                  7.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or


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consolidation to which the Warrant Agent shall be a party shall be the successor
Warrant Agent under this Agreement without any further act.

                  7.2.4. Records. The Warrant Agent shall, upon request by the Company, deliver to the Company a copy of the transfer records relating to the Warrants subject to the payment of any amounts required to be paid pursuant to
Section 8.3.1.

         7.3.     Fees and Expenses of Warrant Agent.

                  7.3.1 Renumeration. The Company agrees to pay the Warrant Agent the aggregate sum of per month (i) its services as Warrant Agent hereunder and (ii) its services as transfer agent to the Company, and to reimburse the Warrant Agent, upon demand and presentation of appropriate vouchers or receipts, for the reasonable costs incurred by the Warrant Agent in connection with its services as Warrant Agent hereunder.

                  7.3.2. Further Assurances. The Company and the Warrant Agent agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent or the Company for the carrying out of performing of the provisions of this Agreement.

         7.4.     Liability of Warrant Agent

                  7.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by statement signed by the Chairman or President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

                  7.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct or any actions taken in bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

                  7.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity or execution of any Warrant (except its countersignature thereof), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant, nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment nor shall it by any act hereunder be deemed to make any


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representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as if whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

         7.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

         7.6. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel of its selection satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any registered holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

8.       Miscellaneous Provisions

         8.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successor and assigns.

         8.2. Notices. Any notice, statement or demand authorized by this Warrant to be given to or made on the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Mr. John A. Solomon
Chief Executive Officer
Enterprises Solutions, Inc.
140 Wood Road, Suite 200
Braintree, Massachusetts 02184

with a copy to:

Michael Paige
Jackson & Campbell, P.C.
1120 20th Street, NW
South Tower
Washington, D.C. 20036

and

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made it sent by certified mail or private courier service, postage prepaid, addressed


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(until another address if filed in writing by the Warrant Agent with the
Company) as follows:

         American Stock Transfer & Trust Company
         59 Maiden Lane
         New York, New York  10038
         Attn:  Compliance Department

         8.3. Applicable law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects in all respects by the laws of the State of New York.

         8.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be imposed from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties thereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and to the extent set forth above) their successors and assigns and the registered holders of the Warrants.

         8.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant for inspection by it.

         8.6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         8.7. Affect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.



                                      ENTERPRISES SOLUTIONS, INC.


                                      By
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                                      AMERICAN STOCK TRANSFER & TRUST COMPANY


                                      By
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